UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2016

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, NY 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Steven L. Zatz, M.D. as a Board Member

On November 2, 2016, the Board of Directors of WebMD Health Corp. (which we refer to as WebMD or the Company) expanded the size of the Board of Directors from 9 to 10 members and elected Steven L. Zatz, M.D. as a Class II Member of its Board of Directors, effective immediately and with a term ending at WebMD’s annual meeting of stockholders in 2019. Since September 16, 2016, Dr. Zatz has served as Chief Executive Officer of WebMD. Dr. Zatz had previously served in other senior executive roles at WebMD and predecessor companies since 1999, most recently as WebMD’s President from 2013 until his appointment as Chief Executive Officer. There is no arrangement between Dr. Zatz and any person pursuant to which he was elected as a director. Dr. Zatz has not yet been appointed to any committees of the Board.

Equity Grants

On November 2, 2016, the Compensation Committee of the Board of Directors of WebMD (which we refer to below as the Committee) approved the following equity grants to WebMD’s executive officers under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan), effective on the date of approval:

Non-Qualified Stock Options and Restricted Stock Grants

The Committee granted the following shares of restricted WebMD Common Stock (which we refer to below as WebMD Restricted Stock) and options to purchase WebMD Common Stock to executive officers of WebMD:

Executive Officer	Title	Number of Shares of Restricted Stock	Number of Shares Underlying Option Grant

Steven L. Zatz	Chief Executive Officer	30,000	150,000

Blake DeSimone	Chief Financial Officer	16,000	80,000

Michael Glick	Executive Vice President and Co-General Counsel	15,000	75,000

Douglas Wamsley	Executive Vice President, Co- General Counsel and Secretary	15,000	75,000

Martin J. Wygod	Chairman of the Board	25,000	100,000

The following terms apply to the grants:

•	The options were granted with an exercise price of $49.00 per share, the closing price of WebMD Common Stock on November 2, 2016, the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.

•	For the grants of both the restricted stock and options, one-third of the amount granted is scheduled to vest on each of the second, third and fourth anniversaries of the date of grant, other than the grants made to Mr. DeSimone which will vest in equal annual installments of 25% commencing on the first anniversary of the date of grant.

•	If, following a “Change of Control” (as defined in the 2005 Plan) of WebMD, the executive (other than Mr. Wygod) is terminated by WebMD without Cause or resigns for Good Reason (as those terms are defined in the employment agreement between the executive and WebMD), the vesting of the restricted stock and the options would accelerate to the date of termination and the options will remain outstanding until the first anniversary of the date of termination. In addition, for Dr. Zatz and Mr. DeSimone:

—	such executive may resign at any time after one year following a Change of Control and such resignation shall be treated in the same manner as a termination without Cause by WebMD following a Change of Control for purposes of these grants; and

—	after a Change of Control, Good Reason will not include no longer serving as Chief Executive Officer or Chief Financial Officer, as applicable, so long as such executive is working on the transition or working in a senior capacity.

•	The grants made to Mr. Wygod are subject to the provisions of his existing employment agreement with WebMD and, pursuant to that agreement, the then-remaining unvested restricted stock and options vest upon a termination without Cause, resignation for Good Reason, as a result of his death or Disability or a Change of Control (as all such terms are defined in the employment agreement between Mr. Wygod and WebMD) and the options remain outstanding for three years from the date of termination (or the remainder of the term if the termination is following a Change of Control).

Performance-Based Restricted Stock

In addition to the above grants, on November 2, 2016, the Committee approved the grant of 30,000 shares of performance-based restricted stock to Dr. Zatz and 25,000 shares of performance-based restricted stock to Mr. Wygod under the 2005 Plan. The grants will vest and be earned so long as the executive is employed at the end of the performance period, December 31, 2019, and only to the extent that the Committee determines that the performance criteria have been satisfied, except as described below. The performance criteria are based on Average Adjusted EBITDA during the performance period of January 1, 2016 through December 31, 2019. The Committee will determine Average Adjusted EBITDA (which may be equitably adjusted by the Committee for certain extraordinary corporate events so as not to enlarge or dilute the awards) within 45 days after the Company’s filing of its audited financial statements for 2019. Satisfaction of a threshold level of Average Adjusted EBITDA will result in the vesting of 50% of the shares subject to the award (15,000 for Dr. Zatz and 12,500 for Mr. Wygod), with vesting of up to an additional 50% of the shares determined on a pro-rated basis for levels of Average Adjusted EBITDA between that threshold and the higher level required to achieve vesting of all of the shares.

In the event of a Change of Control, the performance criteria will be deemed to have been satisfied in full. If Dr. Zatz’s employment is terminated by WebMD without cause or by Dr. Zatz for good reason, in either case, following a Change of Control, the employment condition will be deemed satisfied and he will be entitled to the full award. In addition, he may resign at any time after the one year anniversary of the Change of Control and receive the full award. In the event of Dr. Zatz’s death or disability during the performance period, he (or his estate) shall be entitled to a pro rata portion of the award based on the number of days worked during the performance period and the Committee shall determine the extent to which the performance criteria have been satisfied at the end of the year in which the termination occurred.

The grant made to Mr. Wygod is subject to the provisions of his existing employment agreement with WebMD and, pursuant to that agreement, the employment condition with respect to the grant of performance-based restricted stock will be deemed satisfied upon a termination by WebMD without cause, resignation by Mr. Wygod for good reason or as a result of his death or disability. In such event, the Committee shall determine the extent to which the performance criteria have been satisfied at the end of the year in which the termination occurred. In addition, upon a Change of Control, the performance criteria and the employment condition are deemed fully satisfied and the award will be fully earned.

Amended and Restated Employment Agreement for Dr. Zatz

Also on November 2, 2016, the Committee approved the entry by WebMD into an Amended and Restated Employment Agreement with Dr. Zatz (which we refer to as the Zatz Agreement), effective as of that date, in connection with his prior promotion to, and assumption of additional duties and responsibilities as, Chief Executive Officer. The Zatz Agreement provides for the following compensation:

•	an increase in base salary from $500,000 to $575,000 per year;

•	a target amount for annual bonuses of 150% of his base salary (with the actual amount of any such bonus to be determined by the Committee in its discretion or, in the event that a bonus plan is maintained for executive officers, in accordance with such plan); and

•	the new equity grants described above.

Under the Zatz Agreement, in the event of a termination of Dr. Zatz’s employment by WebMD without Cause or by him for Good Reason (as those terms are defined in the Zatz Agreement), he would be entitled to:

•	continue to receive his base salary for one year from the date of termination;

•	to receive certain payments in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

•	if the date of termination is on or after July 1 of that year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

In addition to the payments described above, if following a Change of Control of WebMD, (a) WebMD terminates Dr. Zatz without Cause or Dr. Zatz resigns for Good Reason or (b) if Dr. Zatz resigns after one year following a Change of Control, he would be entitled to the following:

•	WebMD Restricted Stock and options to purchase WebMD Common Stock that were granted to him on or before August 11, 2013 will be deemed fully vested and the options will remain outstanding for one year from the date of termination;

•	the performance-based restricted stock described above will be deemed fully vested and earned;

•	to receive the amount, if any, contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for the most recent year, if not previously distributed to him.

With respect to the grants of WebMD Restricted Stock and of options to purchase WebMD Common Stock made to Dr. Zatz on March 25, 2015, those grants would be deemed fully vested on the date of termination and the options would remain outstanding for the remainder of their term, but only if there was a termination by WebMD without Cause or by Dr. Zatz for Good Reason after a Change of Control. Accelerated vesting of the March 25, 2015 grants will not occur upon a resignation by Dr. Zatz following a Change in Control unless that resignation is for “Good Reason” (as defined in his employment agreement and described below).

For purposes of the Zatz Agreement, the terms Change of Control, Cause and Good Reason remain the same as in his prior employment agreement, except that the definition of Good Reason has been amended to reflect his title of Chief Executive Officer.

Dr. Zatz is also a party to a related Restrictive Covenant Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees who were employed during the one year prior to his termination of employment or soliciting any of WebMD’s clients or customers with whom he had a relationship or about whom he obtained confidential information during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Dr. Zatz’s compliance with the restrictive covenants applicable to him under the employment agreement.

Amendment to Employment Agreement with Mr. DeSimone

Also on November 2, 2016, the Committee approved the entry by WebMD into an amendment to the employment agreement between WebMD and Mr. DeSimone (which, as amended, we referred to as the DeSimone Agreement), effective as of that date, in connection with his prior promotion to Chief Financial Officer. The terms of the November 2, 2016 grants of options and restricted stock granted to Mr. DeSimone, reflected in the DeSimone Agreement, are described above. As a result of the amendment:

•	his annual base salary rate was increased from $367,500 to $400,000, effective as of November 3, 2016; and

•	his target bonus was increased from 40% to 70% of his annual base salary rate and his bonus for 2016 will be calculated using the increased annual salary rate and target bonus percentage.

In addition, under the DeSimone Agreement, in the event of a termination of Mr. DeSimone’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to:

•	continue to receive his base salary for one year from the date of termination;

•	to receive certain payments in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

•	if the date of termination is on or after December 31 of that year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

If, following a Change of Control of WebMD, (a) WebMD terminates Mr. DeSimone without Cause or Mr. DeSimone resigns for Good Reason or (b) Mr. DeSimone resigns after one year following the Change of Control, he would be entitled to the following in addition to the payments described above:

•	WebMD Restricted Stock and options to purchase WebMD Common Stock that were granted to him on or before November 2, 2016 would be deemed fully vested and the options would remain outstanding for one year from the date of termination; and

•	to receive the amount, if any, contributed on his behalf to WebMD’s Supplemental Bonus Plan for the most recent year, if not previously distributed to him.

For purposes of the DeSimone Agreement: (a) the terms Cause and Good Reason are substantially similar to those defined in the Zatz Agreement, except for referencing Mr. DeSimone’s position and responsibilities where applicable and except as described above regarding the November 2, 2016 grants to Mr. DeSimone; and (b) the term Change of Control has the same definition used in the 2005 Plan.

Mr. DeSimone is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees who were employed during the one year period prior to his termination or soliciting any of WebMD’s clients or customers during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. DeSimone’s compliance with the restrictive covenants applicable to him under the employment agreement.

Changes in Base Salary Rate for Messrs. Glick and Wamsley

The Committee also approved an increase in the annual base salary rate for each of Messrs. Glick and Wamsley, WebMD’s Co-General Counsels, from $350,000 to $375,000, effective as of November 3, 2016.

*    *    *    *

Pursuant to General Instruction B.3 of Form 8-K, the following are incorporated by reference into this Current Report to the extent required by Item 5.02 of Form 8-K:

•	the description of the 2005 Plan contained in the Proxy Statement filed by WebMD on August 14, 2015 under the heading “Proposal 3 – Amendment to the Amended and Restated 2005 Long-Term Incentive Plan – Summary of the 2005 Plan”;

•	the description of the Supplemental Bonus Plan contained in the Proxy Statement filed by WebMD on August 15, 2016 (the “2016 Proxy Statement”) under the heading “Executive Compensation – Compensation Discussions and Analysis – Background Information Regarding the Supplemental Bonus Plan (SBP)”; and

•	the descriptions of the employment agreements, as in effect prior to the changes described above, between WebMD and Dr. Zatz and Messrs. Glick, Wamsley and Wygod contained in the 2016 Proxy Statement under the heading “Executive Compensation – Employment Agreements with Named Executive Officers.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: November 4, 2016	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President